Release:     January 18, 2018

CP reports record fourth-quarter and record full-year results on the strength of its operating model and disciplined approach in the marketplace

Calgary, AB - Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) today announced its best ever fourth-quarter, with revenues up 5 percent to $1.71 billion and an operating ratio of 56.1 percent.

Fourth-quarter diluted earnings per share ("EPS") increased 159 percent to $6.77 from $2.61, which includes an income tax recovery of $527 million, primarily as a result of U.S. tax reform net of Canadian provincial tax rate increases. Adjusted diluted EPS rose 6 percent to a new quarterly record of $3.22 from $3.04.

FOURTH-QUARTER 2017 RESULTS

•	Revenues up 5 percent to $1.71 billion from $1.64 billion

•	Operating ratio improved by 10 basis points to 56.1 percent

•	Adjusted diluted EPS rose 6 percent to $3.22 from $3.04

“The fourth quarter was a record by almost every measure and should be celebrated by the men and women in the CP family who work hard every day to deliver for our customers and shareholders,” said Keith Creel, CP President and CEO. “2017 was a positive year where we continued to build the foundation for sustainable long-term growth by enhancing our service offering, strengthening our team of professional railroaders, and furthering strategic partnerships with customers.”

A disciplined growth strategy combined with the fundamentals of precision railroading also produced full-year diluted EPS of $16.44, up 55 percent from $10.63 and full-year adjusted diluted EPS of $11.39, an increase of 11 percent from $10.29. The full-year reported operating ratio was 57.4 percent and adjusted operating ratio was a record 58.2 percent.

FULL-YEAR 2017 RESULTS

•	Revenues increased 5 percent to $6.55 billion from $6.23 billion

•	Adjusted operating ratio improved by 40 basis-points to a record 58.2 percent from 58.6 percent

•	Adjusted diluted EPS rose 11 percent to $11.39 from $10.29

CP’s personal injury rate improved 1 percent and its FRA accident frequency improved 12 percent, making 2017 the 12th consecutive year CP has led the industry with the lowest FRA-reportable train accident frequency.

“Over the course of 2017 we built momentum thanks to our strategic approach to growth combined with our continued focus on operational excellence,” Creel said. “That momentum has us well positioned to start 2018 and we look forward to delivering another year of record results in a safe and disciplined manner.”

2018 FULL-YEAR GUIDANCE

“With a 2018 plan that balances strategic growth with continued productivity improvement, CP expects revenue growth in the mid-single digits and adjusted diluted EPS growth to be in the low double-digits,” said Creel. “I have never been more excited about the potential for CP as we write the next chapter in our compelling story, one focused on sustainable, profitable growth.”

CP’s expectations for adjusted diluted EPS growth in 2018 are based on adjusted diluted EPS of $11.39 in 2017. CP assumes the Canadian-to-U.S. dollar exchange rate will be in the range of 1.25 to 1.30 and expects an effective tax rate of 24.5 to 25 percent. As CP continues to invest in service, productivity and safety, the company plans to invest between $1.35 billion to $1.5 billion in capital programs in 2018.

CP will discuss its results with the financial community in a conference call beginning at 4:30 p.m. eastern time (2:30 p.m. mountain time) on January 18th, 2018.
Conference Call Access
Toronto participants dial in number: 1-647-427-7450
Operator assisted toll free dial in number: 1-888-231-8191
Callers should dial in 10 minutes prior to the call.
Webcast
We encourage you to access the webcast and presentation material at investor.cpr.ca
A replay of the fourth-quarter conference call will be available by phone through to February 18, 2018 at 416-849-0833 or toll free 1-855-859-2056, password 5695276.
Access to the webcast and audio file of the presentation will be made available at investor.cpr.ca
Non-GAAP Measures
For information regarding non-GAAP measures, including reconciliations to the nearest GAAP measures, see the attached supplementary schedule Non-GAAP Measures. In this news release, CP has provided a forward looking non-GAAP measure. It is not practicable to provide a reconciliation to a forward-looking reported diluted EPS, the most comparable GAAP measure, due to unknown variables and uncertainty related to future results.
Note on forward-looking information
This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, to our operations, priorities and plans, anticipated financial performance, including our 2018 full-year guidance, business prospects, planned capital expenditures, programs and strategies. This forward-looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as “financial expectations”, “key assumptions”, “anticipate”, “believe”, “expect”, “plan”, “will”, “outlook”, “should” or similar words suggesting future outcomes. To the extent that CP has provided guidance using non-GAAP financial measures, the Company may not be able to provide a reconciliation to a GAAP measure, due to unknown variables and uncertainty related to future results.
Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP's forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward looking information, including but not limited to the following factors: changes to the assumptions upon which the 2018 full-year guidance is based, as set out in CP’s annual and interim reports on Form 10-K and 10-Q; changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Item 1A - Risk Factors" and "Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking information. Forward looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.
About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR
Contacts:
Media
Jeremy Berry
403-319-6227
24/7 Media Email alert_mediarelations@cpr.ca

Investment Community
Maeghan Albiston
403-319-3591
investor@cpr.ca

FINANCIAL INFORMATION

INTERIM CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars, except share and per share data)	2017	2016	2017	2016
Revenues
Freight	$1,667	$1,596	$6,375	$6,060
Non-freight	46	41	179	172
Total revenues	1,713	1,637	6,554	6,232
Operating expenses
Compensation and benefits	269	282	1,035	1,189
Fuel	197	173	677	567
Materials	48	47	190	180
Equipment rents	34	41	142	173
Depreciation and amortization	168	162	661	640
Purchased services and other (Note 2)	244	215	1,056	905
Total operating expenses	960	920	3,761	3,654

Operating income	753	717	2,793	2,578
Less:
Other income and charges (Note 3)	16	74	(178)	(45)
Net interest expense	116	116	473	471
Income before income tax (recovery) expense	621	527	2,498	2,152
Income tax (recovery) expense (Note 4)	(363)	143	93	553
Net income	$984	$384	$2,405	$1,599

Earnings per share
Basic earnings per share	$6.79	$2.63	$16.49	$10.69
Diluted earnings per share	$6.77	$2.61	$16.44	$10.63

Weighted-average number of shares (millions)
Basic	145.0	146.3	145.9	149.6
Diluted	145.4	147.3	146.3	150.5

Dividends declared per share	$0.5625	$0.5000	$2.1875	$1.8500
See Notes to Interim Consolidated Financial Information.

4

INTERIM CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars)	2017	2016	2017	2016
Net income	$984	$384	$2,405	$1,599
Net (loss) gain in foreign currency translation adjustments, net of hedging activities	(14)	(15)	24	18
Change in derivatives designated as cash flow hedges	8	73	19	(2)
Change in pension and post-retirement defined benefit plans	(33)	(571)	80	(434)
Other comprehensive (loss) income before income taxes	(39)	(513)	123	(418)
Income tax recovery (expense) on above items	13	147	(65)	96
Other comprehensive (loss) income	(26)	(366)	58	(322)
Comprehensive income	$958	$18	$2,463	$1,277
See Notes to Interim Consolidated Financial Information.

INTERIM CONSOLIDATED BALANCE SHEETS AS AT
(unaudited)

	December 31	December 31
(in millions of Canadian dollars)	2017	2016
Assets
Current assets
Cash and cash equivalents	$338	$164
Accounts receivable, net	687	591
Materials and supplies	152	184
Other current assets	97	70
	1,274	1,009
Investments	182	194
Properties	17,016	16,689
Goodwill and intangible assets	187	202
Pension asset	1,407	1,070
Other assets	69	57
Total assets	$20,135	$19,221
Liabilities and shareholders’ equity
Current liabilities
Accounts payable and accrued liabilities	$1,238	$1,322
Long-term debt maturing within one year	746	25
	1,984	1,347
Pension and other benefit liabilities	749	734
Other long-term liabilities	231	284
Long-term debt	7,413	8,659
Deferred income taxes	3,321	3,571
Total liabilities	13,698	14,595
Shareholders’ equity
Share capital	2,032	2,002
Additional paid-in capital	43	52
Accumulated other comprehensive loss	(1,741)	(1,799)
Retained earnings	6,103	4,371
	6,437	4,626
Total liabilities and shareholders’ equity	$20,135	$19,221
See Notes to Interim Consolidated Financial Information.

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars)	2017	2016	2017	2016
Operating activities
Net income	$984	$384	$2,405	$1,599
Reconciliation of net income to cash provided by operating activities:
Depreciation and amortization	168	162	661	640
Deferred income taxes	(378)	87	(210)	320
Pension funding in excess of expense	(59)	(33)	(237)	(138)
Foreign exchange loss (gain) on long-term debt (Note 3)	14	74	(186)	(79)
Other operating activities, net	(25)	(68)	(113)	(198)
Change in non-cash working capital balances related to operations	29	162	(138)	(55)
Cash provided by operating activities	733	768	2,182	2,089
Investing activities
Additions to properties	(445)	(280)	(1,340)	(1,182)
Proceeds from sale of properties and other assets	13	29	42	116
Other	(2)	(1)	3	(3)
Cash used in investing activities	(434)	(252)	(1,295)	(1,069)
Financing activities
Dividends paid	(81)	(73)	(310)	(255)
Issuance of CP Common Shares	6	7	45	21
Purchase of CP Common Shares	(13)	(10)	(381)	(1,210)
Repayment of long-term debt, excluding commercial paper	(15)	(8)	(32)	(38)
Net repayment of commercial paper	—	(374)	—	(8)
Settlement of forward starting swaps	—	—	(22)	—
Other	—	—	—	(3)
Cash used in financing activities	(103)	(458)	(700)	(1,493)

Effect of foreign currency fluctuations on U.S. dollar-denominated cash and cash equivalents	—	3	(13)	(13)
Cash position
Increase (decrease) in cash and cash equivalents	196	61	174	(486)
Cash and cash equivalents at beginning of period	142	103	164	650
Cash and cash equivalents at end of period	$338	$164	$338	$164

Supplemental disclosures of cash flow information:
Income taxes paid	$61	$48	$425	$322
Interest paid	$90	$93	$475	$488
See Notes to Interim Consolidated Financial Information.

INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(unaudited)

(in millions of Canadian dollars, except common share amounts)	Common shares (in millions)	Share capital	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total shareholders’ equity
Balance at January 1, 2017	146.3	$2,002	$52	$(1,799)	$4,371	$4,626
Net income	—	—	—	—	2,405	2,405
Other comprehensive income	—	—	—	58	—	58
Dividends declared	—	—	—	—	(319)	(319)
Effect of stock-based compensation expense	—	—	3	—	—	3
CP Common Shares repurchased	(1.9)	(27)	—	—	(354)	(381)
Shares issued under stock option plan	0.5	57	(12)	—	—	45
Balance at December 31, 2017	144.9	$2,032	$43	$(1,741)	$6,103	$6,437
Balance at January 1, 2016	153.0	$2,058	$43	$(1,477)	$4,172	$4,796
Net income	—	—	—	—	1,599	1,599
Other comprehensive income	—	—	—	(322)	—	(322)
Dividends declared	—	—	—	—	(274)	(274)
Effect of stock-based compensation expense	—	—	14	—	—	14
CP Common Shares repurchased	(6.9)	(84)	—	—	(1,126)	(1,210)
Shares issued under stock option plan	0.2	28	(5)	—	—	23
Balance at December 31, 2016	146.3	$2,002	$52	$(1,799)	$4,371	$4,626
See Notes to Interim Consolidated Financial Information.

NOTES TO INTERIM CONSOLIDATED FINANCIAL INFORMATION
December 31, 2017
(unaudited)

1    Basis of presentation

This unaudited interim consolidated financial information of Canadian Pacific Railway Limited (“CP”, or “the Company”), expressed in Canadian dollars, reflect management’s estimates and assumptions that are necessary for their fair presentation in conformity with generally accepted accounting principles in the United States of America (“GAAP”). They do not include all disclosures required under GAAP for annual financial statements and should be read in conjunction with the 2016 annual consolidated financial statements and notes included in CP's 2016 Annual Report on Form 10-K and 2017 interim consolidated financial statements. The accounting policies used are consistent with the accounting policies used in preparing the 2016 annual consolidated financial statements.

CP's operations can be affected by seasonal fluctuations such as changes in customer demand and weather-related issues. This seasonality could impact quarter-over-quarter comparisons.

In management’s opinion, the unaudited interim consolidated financial information includes all adjustments (consisting of normal and recurring adjustments) necessary to present fairly such information.

2     Dispositions of properties

During the fourth quarter of 2016, the Company completed the sale of its Obico rail yard, for gross proceeds of $38 million. The Company recorded a gain on sale of $37 million before tax ($33 million after tax) within "Purchased services and other" in the interim consolidated statement of income.

3    Other income and charges

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars)	2017	2016	2017	2016
Foreign exchange loss (gain) on long-term debt	$14	$74	$(186)	$(79)
Other foreign exchange gains	(2)	—	(7)	(5)
Legal settlement	—	—	—	25
Insurance recovery of legal settlement	—	—	(10)	—
Charge on hedge roll and de-designation	—	—	13	—
Other	4	—	12	14
Total other income and charges	$16	$74	$(178)	$(45)

4    Income taxes

On December 22, 2017, the United States ("U.S.") enacted the “Tax Cuts and Jobs Act” which has been commonly referred to as U.S. tax reform. A significant change under this reform is the reduction of US federal statutory corporate income tax rate from 35% to 21% beginning in 2018. As a result of this and other tax rate increases in the provinces of British Columbia and Saskatchewan, the Company revalued its deferred income tax balances accordingly. The revaluation of deferred tax associated with rate changes total a net recovery of $527 million in the fourth quarter of 2017 (fourth quarter of 2016 - $nil) reducing income tax expense of the period.

For the full year in 2017, revaluations of deferred tax balances associated with changes in rates total a net recovery of $541 million (2016 - $nil).

These recoveries are estimated based on the Company's initial analysis of the Tax Cuts and Jobs Act. Given the significant complexity of this act these estimates are subject to adjustment if further guidance becomes available.

Summary of Rail Data

	Fourth Quarter				Year
Financial (millions, except per share data)	2017	2016	Total Change	% Change	2017	2016	Total Change	% Change

Revenues
Freight	$1,667	$1,596	$71	4	$6,375	$6,060	$315	5
Non-freight	46	41	5	12	179	172	7	4
Total revenues	1,713	1,637	76	5	6,554	6,232	322	5

Operating expenses
Compensation and benefits	269	282	(13)	(5)	1,035	1,189	(154)	(13)
Fuel	197	173	24	14	677	567	110	19
Materials	48	47	1	2	190	180	10	6
Equipment rents	34	41	(7)	(17)	142	173	(31)	(18)
Depreciation and amortization	168	162	6	4	661	640	21	3
Purchased services and other	244	215	29	13	1,056	905	151	17
Total operating expenses	960	920	40	4	3,761	3,654	107	3

Operating income	753	717	36	5	2,793	2,578	215	8

Less:

Other income and charges	16	74	(58)	(78)	(178)	(45)	(133)	296
Net interest expense	116	116	—	—	473	471	2	—

Income before income tax (recovery) expense	621	527	94	18	2,498	2,152	346	16

Income tax (recovery) expense	(363)	143	(506)	(354)	93	553	(460)	(83)

Net income	$984	$384	$600	156	$2,405	$1,599	$806	50
Operating ratio (%)	56.1	56.2	(0.1)	(10) bps	57.4	58.6	(1.2)	(120) bps

Basic earnings per share	$6.79	$2.63	$4.16	158	$16.49	$10.69	$5.80	54

Diluted earnings per share	$6.77	$2.61	$4.16	159	$16.44	$10.63	$5.81	55

Shares Outstanding
Weighted average number of shares outstanding (millions)	145.0	146.3	(1.3)	(1)	145.9	149.6	(3.7)	(2)
Weighted average number of diluted shares outstanding (millions)	145.4	147.3	(1.9)	(1)	146.3	150.5	(4.2)	(3)

Foreign Exchange
Average foreign exchange rate (US$/Canadian$)	0.79	0.75	0.04	5	0.77	0.75	0.02	3
Average foreign exchange rate (Canadian$/US$)	1.27	1.33	(0.06)	(5)	1.30	1.33	(0.03)	(2)

Summary of Rail Data (Page 2)

	Fourth Quarter					Year
Commodity Data(1)	2017	2016	Total Change	% Change	FX Adjusted % Change(2)	2017	2016	Total Change	% Change	FX Adjusted % Change(2)

Freight Revenues (millions)
- Grain	$425	$439	$(14)	(3)	(1)	$1,532	$1,480	$52	4	5
- Coal	153	152	1	1	1	631	606	25	4	4
- Potash	101	96	5	5	9	411	338	73	22	23
- Fertilizers and sulphur	60	66	(6)	(9)	(6)	241	284	(43)	(15)	(14)
- Forest products	63	63	—	—	3	265	275	(10)	(4)	(2)
- Energy, chemicals and plastics	247	214	33	15	20	898	852	46	5	7
- Metals, minerals, and consumer products	187	149	38	26	30	739	564	175	31	33
- Automotive	70	80	(10)	(13)	(9)	293	350	(57)	(16)	(15)
- Intermodal	361	337	24	7	8	1,365	1,311	54	4	5

Total Freight Revenues	$1,667	$1,596	$71	4	7	$6,375	$6,060	$315	5	6

Freight Revenue per Revenue Ton-Miles (RTM) (cents)
- Grain	4.21	4.17	0.04	1	3	4.10	4.01	0.09	2	4
- Coal	2.82	2.70	0.12	4	5	2.78	2.73	0.05	2	2
- Potash	2.62	2.49	0.13	5	8	2.61	2.38	0.23	10	11
- Fertilizers and sulphur	5.91	6.68	(0.77)	(12)	(9)	6.27	6.87	(0.60)	(9)	(8)
- Forest products	5.79	5.86	(0.07)	(1)	3	5.92	5.86	0.06	1	3
- Energy, chemicals and plastics	4.10	4.53	(0.43)	(9)	(6)	4.21	4.48	(0.27)	(6)	(4)
- Metals, minerals, and consumer products	6.32	6.59	(0.27)	(4)	—	6.44	6.77	(0.33)	(5)	(3)
- Automotive	22.91	22.31	0.60	3	7	22.15	21.02	1.13	5	7
- Intermodal	5.65	5.41	0.24	4	6	5.62	5.27	0.35	7	7

Total Freight Revenue per RTM	4.49	4.48	0.01	—	3	4.47	4.46	0.01	—	1

Freight Revenue per Carload
- Grain	$3,690	$3,659	$31	1	3	$3,477	$3,426	$51	1	3
- Coal	2,106	1,932	174	9	10	2,061	1,984	77	4	4
- Potash	2,916	2,973	(57)	(2)	1	2,988	2,904	84	3	4
- Fertilizers and sulphur	4,118	4,593	(475)	(10)	(8)	4,178	4,769	(591)	(12)	(11)
- Forest products	3,974	4,158	(184)	(4)	—	4,036	4,157	(121)	(3)	(1)
- Energy, chemicals and plastics	3,271	3,302	(31)	(1)	3	3,333	3,410	(77)	(2)	—
- Metals, minerals, and consumer products	2,911	2,964	(53)	(2)	2	2,894	2,888	6	—	2
- Automotive	2,776	3,006	(230)	(8)	(4)	2,785	2,825	(40)	(1)	—
- Intermodal	1,384	1,368	16	1	2	1,370	1,342	28	2	3

Total Freight Revenue per Carload	$2,455	$2,462	$(7)	—	2	$2,420	$2,400	$20	1	2

(1)
In the first quarter of 2017, CP revised the grouping of revenues, and aggregated certain lines of business where “Canadian Grain” and “U.S. Grain” were aggregated into the line of business "Grain"; “Chemicals and Plastics” and “Crude” were aggregated into the line of business "Energy, Chemicals and Plastics"; and “Domestic Intermodal" and “International Intermodal” were aggregated into the line of business "Intermodal". Prior period figures have been aggregated accordingly.

(2)
This earnings measure has no standardized meaning prescribed by GAAP and, therefore, is unlikely to be comparable to similar measures presented by other companies. This measure is defined and reconciled in Non-GAAP Measures of this Earnings Release.

Summary of Rail Data (Page 3)

	Fourth Quarter				Year
Commodity Data (Continued)(1)	2017	2016	Total Change	% Change	2017	2016	Total Change	% Change

Millions of RTM
- Grain	10,103	10,488	(385)	(4)	37,377	36,892	485	1
- Coal	5,430	5,631	(201)	(4)	22,660	22,171	489	2
- Potash	3,832	3,842	(10)	—	15,751	14,175	1,576	11
- Fertilizers and sulphur	1,012	996	16	2	3,849	4,140	(291)	(7)
- Forest products	1,094	1,072	22	2	4,484	4,691	(207)	(4)
- Energy, chemicals and plastics	6,025	4,726	1,299	27	21,327	19,021	2,306	12
- Metals, minerals, and consumer products	2,956	2,271	685	30	11,468	8,338	3,130	38
- Automotive	305	362	(57)	(16)	1,321	1,667	(346)	(21)
- Intermodal	6,402	6,223	179	3	24,303	24,857	(554)	(2)

Total RTMs	37,159	35,611	1,548	4	142,540	135,952	6,588	5

Carloads (thousands)(2)
- Grain	115.1	119.7	(4.6)	(4)	440.7	431.9	8.8	2
- Coal	72.7	78.6	(5.9)	(8)	306.0	305.3	0.7	—
- Potash	34.5	32.2	2.3	7	137.4	116.4	21.0	18
- Fertilizers and sulphur	14.5	14.4	0.1	1	57.7	59.6	(1.9)	(3)
- Forest products	16.0	15.1	0.9	6	65.8	66.1	(0.3)	—
- Energy, chemicals and plastics	75.5	64.9	10.6	16	269.5	250.0	19.5	8
- Metals, minerals, and consumer products	64.2	50.4	13.8	27	255.3	195.3	60.0	31
- Automotive	25.2	26.9	(1.7)	(6)	105.1	124.1	(19.0)	(15)
- Intermodal	261.3	246.0	15.3	6	996.7	976.2	20.5	2

Total Carloads	679.0	648.2	30.8	5	2,634.2	2,524.9	109.3	4

	Fourth Quarter					Year
	2017	2016	Total Change	% Change	FX Adjusted % Change(3)	2017	2016	Total Change	% Change	FX Adjusted % Change(3)

Operating Expenses (millions)
Compensation and benefits	$269	$282	$(13)	(5)	(3)	$1,035	$1,189	$(154)	(13)	(12)
Fuel	197	173	24	14	19	677	567	110	19	22
Materials	48	47	1	2	4	190	180	10	6	7
Equipment rents	34	41	(7)	(17)	(15)	142	173	(31)	(18)	(17)
Depreciation and amortization	168	162	6	4	5	661	640	21	3	4
Purchased services and other	244	215	29	13	16	1,056	905	151	17	18

Total Operating Expenses	$960	$920	$40	4	7	$3,761	$3,654	$107	3	4

(1)
In the first quarter of 2017, CP revised the grouping of revenues, and aggregated certain lines of business where “Canadian Grain” and “U.S. Grain” were aggregated into the line of business "Grain"; “Chemicals and Plastics” and “Crude” were aggregated into the line of business "Energy, Chemicals and Plastics"; and “Domestic Intermodal" and “International Intermodal” were aggregated into the line of business "Intermodal". Prior period figures have been aggregated accordingly.

(2)	Certain figures have been revised to conform with current presentation.

(3)
This earnings measure has no standardized meaning prescribed by GAAP and, therefore, is unlikely to be comparable to similar measures presented by other companies. This measure is defined and reconciled in Non-GAAP Measures of this Earnings Release.

Summary of Rail Data (Page 4)

	Fourth Quarter				Year
	2017	2016 (1)	Total Change	% Change	2017 (1)	2016 (1)	Total Change	% Change

Operations Performance

Gross ton-miles ("GTMs") (millions)	65,296	62,233	3,063	5	252,195	242,694	9,501	4
Train miles (thousands)	7,845	7,748	97	1	30,632	30,373	259	1
Average train weight - excluding local traffic (tons)	8,897	8,588	309	4	8,806	8,614	192	2
Average train length - excluding local traffic (feet)	7,276	7,100	176	2	7,214	7,217	(3)	—
Average terminal dwell (hours)	6.9	6.4	0.5	8	6.6	6.7	(0.1)	(1)
Average train speed (mph)(2)	21.9	22.9	(1.0)	(4)	22.6	23.5	(0.9)	(4)
Fuel efficiency(3)	0.984	0.996	(0.012)	(1)	0.980	0.980	—	—
U.S. gallons of locomotive fuel consumed (millions)(4)	63.9	61.6	2.3	4	245.3	236.2	9.1	4
Average fuel price (U.S. dollars per U.S. gallon)	2.43	2.01	0.42	21	2.16	1.80	0.36	20

Total employees (average)(5)	12,165	11,803	362	3	12,034	12,082	(48)	—
Total employees (end of period)(5)	12,163	11,653	510	4	12,163	11,653	510	4
Workforce (end of period)(6)	12,242	11,698	544	5	12,242	11,698	544	5

Safety

FRA personal injuries per 200,000 employee-hours	1.69	2.02	(0.33)	(16)	1.65	1.67	(0.02)	(1)
FRA train accidents per million train miles	0.94	1.19	(0.25)	(21)	0.99	1.12	(0.13)	(12)

(1)
Certain previously reported quarterly figures have been revised to conform with current presentation or have been updated to reflect new information as certain operating statistics are estimated and can continue to be updated as actuals settle.

(2)
Average train speed is defined as a measure of the line-haul movement from origin to destination including terminal dwell hours. It excludes delay time related to customer or foreign railways, and also excludes the time and distance traveled by: i) trains used in or around CP’s yards; ii) passenger trains; and iii) trains used for repairing track.

(3)	Fuel efficiency is defined as U.S. gallons of locomotive fuel consumed per 1,000 GTMs – freight and yard.

(4)	Includes gallons of fuel consumed from freight, yard and commuter service but excludes fuel used in capital projects and other non-freight activities.

(5)	An employee is defined as an individual currently engaged in full-time or part-time employment with CP.

(6)	Workforce is defined as total employees plus contractors and consultants.

Non-GAAP Measures - Unaudited

The Company presents non-GAAP measures and cash flow information to provide a basis for evaluating underlying earnings and liquidity trends in the Company’s business that can be compared with the results of operations in prior periods. In addition, these non-GAAP measures facilitate a multi-period assessment of long-term profitability allowing management and other external users of the Company’s consolidated financial information to compare profitability on a long-term basis, including assessing future profitability, with that of the Company’s peers.

These non-GAAP measures have no standardized meaning and are not defined by GAAP and, therefore, may not be comparable to similar measures presented by other companies. The presentation of these non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information presented in accordance with GAAP.

Adjusted Performance Measures

The Company uses Adjusted income, Adjusted diluted earnings per share, Adjusted operating income and Adjusted operating ratio to evaluate the Company’s operating performance and for planning and forecasting future business operations and future profitability. These non-GAAP measures provide meaningful supplemental information regarding operating results because they exclude certain significant items that are not considered indicative of future financial trends either by nature or amount. As a result, these items are excluded for management assessment of operational performance, allocation of resources and preparation of annual budgets. These significant items may include, but are not limited to, restructuring and asset impairment charges, individually significant gains and losses from sales of assets, and certain items outside the control of management. These items may not be non-recurring. However, excluding these significant items from GAAP results allows for a consistent understanding of the Company's consolidated financial performance when performing a multi-period assessment including assessing the likelihood of future results. Accordingly, these non-GAAP financial measures may provide insight to investors and other external users of the Company's consolidated financial information.

Significant items that impact reported earnings for 2017 and 2016 include:

2017:

•	in the second quarter, a charge on hedge roll and de-designation of $13 million ($10 million after deferred tax) that unfavourably impacted Diluted EPS by 7 cents;

•	in the second quarter, an insurance recovery of a legal settlement of $10 million ($7 million after current tax) that favourably impacted Diluted EPS by 5 cents;

•
in the first quarter, a management transition recovery of $51 million related to the retirement of Mr. E. Hunter Harrison as CEO of CP ($39 million after deferred tax) that favourably impacted Diluted EPS by 27 cents;

•	during the course of the year, a net deferred tax recovery of $541 million as a result of the changes in income tax rates as follows:

•	in the fourth quarter, a deferred tax recovery of $527 million, primarily due to the U.S. tax reform, that favourably impacted Diluted EPS by $3.63;

•	in the third quarter, a deferred tax expense of $3 million as a result of the change in the Illinois state corporate income tax rate change that unfavourably impacted Diluted EPS by 2 cents;

•	in the second quarter, a deferred tax recovery of $17 million as a result of the change in the Saskatchewan provincial corporate income tax rate that favourably impacted Diluted EPS by 12 cents; and

•	during the course of the year, a net non-cash gain of $186 million ($162 million after deferred tax) due to FX translation of the Company’s U.S. dollar-denominated debt as follows:

•	in the fourth quarter, a $14 million loss ($12 million after deferred tax) that unfavourably impacted Diluted EPS by 8 cents;

•	in the third quarter, a $105 million gain ($91 million after deferred tax) that favourably impacted Diluted EPS by 62 cents;

•	in the second quarter, a $67 million gain ($59 million after deferred tax) that favourably impacted Diluted EPS by 40 cents; and

•	in the first quarter, a $28 million gain ($24 million after deferred tax) that favourably impacted Diluted EPS by 16 cents.
2016:

•	in the third quarter, a $25 million expense ($18 million after current tax) related to a legal settlement that unfavourably impacted Diluted EPS by 12 cents; and

•	during the course of the year, a net non-cash gain of $79 million ($68 million after deferred tax) due to FX translation of the Company’s U.S. dollar-denominated debt as follows:

•	in the fourth quarter, a $74 million loss ($64 million after deferred tax) that unfavourably impacted Diluted EPS by 43 cents;

•	in the third quarter, a $46 million loss ($40 million after deferred tax) that unfavourably impacted Diluted EPS by 27 cents;

•	in the second quarter, an $18 million gain ($16 million after deferred tax) that favourably impacted Diluted EPS by 10 cents; and

•	in the first quarter, a $181 million gain ($156 million after deferred tax) that favourably impacted Diluted EPS by $1.01.

2018 Outlook

With a 2018 plan that balances strategic growth with continued productivity improvement, CP expects revenue growth in the mid-single digits and adjusted diluted EPS growth to be in the low double-digits. CP’s expectations for adjusted diluted EPS growth in 2018 are based on adjusted diluted EPS of $11.39 in 2017. CP assumes the Canadian-to-U.S. dollar exchange rate will be in the range of $1.25 to $1.30 and expects an effective tax rate in the range of 24.5 to 25 percent. As CP continues to invest in service, productivity and safety, the company plans to invest between $1.35 billion to $1.5 billion in capital programs in 2018.

Adjusted diluted EPS is defined and discussed further below. Although CP has provided a forward-looking non-GAAP measure, it is not practicable to provide a reconciliation to a forward-looking reported diluted EPS, the most comparable GAAP measure, due to unknown variables and uncertainty related to future results. These unknown variables may include unpredicted transactions of significant value. In past years, CP has recognized significant asset impairment charges and management transition costs related to senior executives. These or other similar, large unforeseen transactions affect diluted EPS but may be excluded from CP’s Adjusted diluted EPS. Additionally, the Canadian-to-U.S. dollar exchange rate is unpredictable and can have a significant impact on CP’s reported results but may be excluded from CP’s Adjusted diluted EPS. In particular, CP excludes the foreign exchange impact of translating the Company’s U.S. dollar denominated long-term debt from Adjusted diluted EPS. Please see note on forward-looking information for further discussion.

Reconciliation of GAAP Performance Measures to Non-GAAP Performance Measures

The following tables reconcile the most directly comparable measures presented in accordance with GAAP to the non-GAAP measures for the periods ended December 31, 2017 and 2016:

Adjusted income is calculated as Net income reported on a GAAP basis less significant items.

	For the three months ended December 31		For the year ended December 31
(in millions)	2017	2016	2017	2016
Net income as reported	$984	$384	$2,405	$1,599
Less significant items (pretax):
Management transition recovery	—	—	51	—
Impact of FX translation on U.S. dollar-denominated debt	(14)	(74)	186	79
Charge on hedge roll and de-designation	—	—	(13)	—
Legal settlement charge	—	—	—	(25)
Insurance recovery of legal settlement	—	—	10	—
Income tax rate changes	527	—	541	—
Add:
Tax effect of adjustments(1)	(2)	(10)	36	4
Adjusted income	$469	$448	$1,666	$1,549
(1) The tax effect of adjustments was calculated as the pretax effect of the adjustments multiplied by the effective tax rate for each of the above items for the periods presented.

Adjusted diluted earnings per share is calculated using Adjusted income, as defined above, divided by the weighted-average diluted shares outstanding during the period as determined in accordance with GAAP.

	For the three months ended December 31		For the year ended December 31
	2017	2016	2017	2016
Diluted earnings per share as reported	$6.77	$2.61	$16.44	$10.63
Less significant items:
Management transition recovery	—	—	0.35	—
Impact of FX translation on U.S. dollar-denominated debt	(0.09)	(0.50)	1.27	0.53
Charge on hedge roll and de-designation	—	—	(0.09)	—
Legal settlement charge	—	—	—	(0.17)
Insurance recovery of legal settlement	—	—	0.07	—
Income tax rate changes	3.63	—	3.70	—
Add:
Tax effect of adjustments(1)	(0.01)	(0.07)	0.25	0.02
Adjusted diluted earnings per share	$3.22	$3.04	$11.39	$10.29
(1) The tax effect of adjustments was calculated as the pretax effect of the adjustments multiplied by the effective tax rate for each of the above items for the periods presented.

Adjusted operating income is calculated as Operating income reported on a GAAP basis less significant items.

	For the three months ended December 31		For the year ended December 31
(in millions)	2017	2016	2017	2016
Operating income as reported	$753	$717	$2,793	$2,578
Less significant item:
Management transition recovery	—	—	51	—
Adjusted operating income	$753	$717	$2,742	$2,578

Adjusted operating ratio excludes those significant items that are reported within Operating income.

	For the three months ended December 31		For the year ended December 31
	2017	2016	2017	2016
Operating ratio as reported	56.1%	56.2%	57.4%	58.6%
Less significant item:
Management transition recovery	—%	—%	(0.8)%	—%
Adjusted operating ratio	56.1%	56.2%	58.2%	58.6%

Free Cash

Free cash is calculated as Cash provided by operating activities, less Cash used in investing activities, adjusted for changes in Cash and cash equivalents balances resulting from FX fluctuations. Free cash is a measure that management considers to be an indicator of liquidity. Free cash is useful to investors and other external users of the consolidated financial statements as it assists with the evaluation of the Company's ability to generate cash from its operations without incurring additional external financing. Positive Free cash indicates the amount of cash available for reinvestment in the business, or cash that can be returned to investors through dividends, stock repurchase programs, debt retirements or a combination of these. Conversely, negative Free cash indicates the amount of cash that must be raised from investors through new debt or equity issues, reduction in available cash balances or a combination of these. Free cash should be considered in addition to, rather than as a substitute for, Cash provided by operating activities.

Reconciliation of Cash Provided by Operating Activities to Free Cash

	For the three months ended December 31		For the year ended December 31
(in millions)	2017	2016	2017	2016
Cash provided by operating activities	$733	$768	$2,182	$2,089
Cash used in investing activities	(434)	(252)	(1,295)	(1,069)
Effect of foreign currency fluctuations on U.S. dollar-denominated cash and cash equivalents	—	3	(13)	(13)
Free cash	$299	$519	$874	$1,007

FX Adjusted Variance

FX adjusted variance allows certain financial results to be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period to period comparisons in the analysis of trends in business performance. Financial result variances at constant currency are obtained by translating the comparable period of the prior year results denominated in U.S. dollars at the foreign exchange rates of the current period.

	For the three months ended December 31
(in millions)	Reported 2017	Reported 2016	Variance due to FX	FX Adjusted 2016	FX Adjusted % Change
Freight revenues	$1,667	$1,596	$(38)	$1,558	7
Non-freight revenues	46	41	(1)	40	15
Total revenues	1,713	1,637	(39)	1,598	7
Compensation and benefits	269	282	(5)	277	(3)
Fuel	197	173	(7)	166	19
Materials	48	47	(1)	46	4
Equipment rents	34	41	(1)	40	(15)
Depreciation and amortization	168	162	(2)	160	5
Purchased services and other	244	215	(5)	210	16
Total operating expenses	960	920	(21)	899	7
Operating income	$753	$717	$(18)	$699	8

	For the year ended December 31
(in millions)	Reported 2017	Reported 2016	Variance due to FX	FX Adjusted 2016	FX Adjusted % Change
Freight revenues	$6,375	$6,060	$(67)	$5,993	6
Non-freight revenues	179	172	(1)	171	5
Total revenues	6,554	6,232	(68)	6,164	6
Compensation and benefits	1,035	1,189	(9)	1,180	(12)
Fuel	677	567	(10)	557	22
Materials	190	180	(2)	178	7
Equipment rents	142	173	(2)	171	(17)
Depreciation and amortization	661	640	(3)	637	4
Purchased services and other	1,056	905	(10)	895	18
Total operating expenses	3,761	3,654	(36)	3,618	4
Operating income	$2,793	$2,578	$(32)	$2,546	10

Reconciliation of Net Income to Earnings before interest and tax, Adjusted earnings before interest and tax and Adjusted earnings before interest, tax, depreciation and amortization

EBIT is calculated as Operating income, less Other income and charges. Adjusted EBIT excludes significant items reported in Operating income and Other income and charges. Adjusted EBITDA is calculated as Adjusted EBIT plus Depreciation and amortization, net periodic pension and other benefit cost other than current service costs, and operating lease expense.

	For the year ended December 31
(in millions)	2017	2016
Net income as reported	$2,405	$1,599
Add:
Net interest expense	473	471
Income tax expense	93	553
EBIT	2,971	2,623
Less significant items (pretax):
Charge on hedge roll and de-designation	(13)	—
Management transition recovery	51	—
Legal settlement charge	—	(25)
Insurance recovery of legal settlement	10	—
Impact of FX translation on U.S. dollar-denominated debt	186	79
Adjusted EBIT	2,737	2,569
Less:
Net periodic pension and other benefit cost other than current service costs	274	167
Operating lease expense	(104)	(111)
Depreciation and amortization	(661)	(640)
Adjusted EBITDA	$3,228	$3,153

Adjusted Net Debt to Adjusted EBITDA Ratio

Adjusted net debt is defined as Long-term debt, Long-term debt maturing within one year and Short-term borrowing as reported on the Company’s Consolidated Balance Sheets adjusted for pension plans deficit, the net present value of operating leases, which is discounted by the Company’s effective interest rate for each of the years presented, and Cash and cash equivalents. Adjusted net debt to Adjusted EBITDA ratio is calculated as Adjusted net debt divided by Adjusted EBITDA. The Adjusted net debt to Adjusted EBITDA ratio is a key credit measure used to assess the Company’s financial capacity. The ratio provides information on the Company’s ability to service its debt and other long-term obligations.

Reconciliation of Long-term Debt to Adjusted Net Debt

(in millions)	2017	2016
Long-term debt including long term debt maturing within one year as at December 31	$8,159	$8,684
Less:
Pension plans in deficit	(278)	(273)
Net present value of operating leases(1)	(281)	(361)
Cash and cash equivalents	338	164
Adjusted net debt as at December 31	$8,380	$9,154
(1) Operating leases were discounted at the Company’s effective interest rate for each of the years presented.

Calculation of Adjusted Net Debt to Adjusted EBITDA Ratio

(in millions, except for ratios)	2017	2016
Adjusted net debt as at December 31	8,380	9,154
Adjusted EBITDA for the year ended December 31	3,228	3,153
Adjusted net debt to Adjusted EBITDA ratio	2.6	2.9